                            SCHEDULE 14A
                           (Rule 14a-101)

               INFORMATION REQUIRED IN PROXY STATEMENT
                      SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.________)

   Filed by the Registrant [ ]
   Filed by a Party other than the Registrant [ ]
   Check the appropriate box:
   [ ] Preliminary Proxy Statement     [ ] Confidential,For Use of the
   [X] Definitive Proxy Statement          Commission Only (as per-
   [ ] Definitive Additional Materials     mitted by Rule 14a-6(e)(2))
   [ ] Soliciting Material Pursuant
      to Rule 14a-11(c) or Rule 14a-12

             Hanover Gold Company, Inc.
---------------------------------------------------------------------
    (Name of Registrant as Specified in Its Charter)

---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the
                             Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] No fee required.
  [ ] Fee computed on table below per Exchange Act
     Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
    ________________________________________________________________

    (2)  Aggregate number of securities to which transaction applies:
    ________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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    (4)  Proposed maximum aggregate value of transaction:
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    (5)  Total fee paid:
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    [ ] Fee paid previously with preliminary materials:
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    [ ]Check box if any part of the fee is offset as provided by
    Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:
    ________________________________________________________________

      (2) Form, Schedule, or Registration Statement no.:
    ________________________________________________________________

      (3) Filing Party:
    ________________________________________________________________

      (4) Date Filed:

                                                     DEFINITIVE COPY
_____________________________________________________________________

                     HANOVER GOLD COMPANY, INC.
_____________________________________________________________________

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON MAY 5, 1998

TO:  THE SHAREHOLDERS OF HANOVER GOLD COMPANY, INC.:

The 1998 annual meeting of shareholders of HANOVER GOLD COMPANY INC. (the "Company") will be held at North 3303 Sullivan Road, Spokane, Washington, on Tuesday, May 5, 1998, at 10:00 a.m., (PDT), for the following purposes:

     (1) To elect six members to the board of directors of the Company to hold office until the next annual meeting of shareholders or until their successors are elected and have been qualified;

     (2) To consider and approve a plan of recapitalization in which each issued and outstanding share of common stock of the Company, par value $0.0001 per share (the "Common Stock"), would be exchanged in a tax-free transaction for one-fourth share of Common Stock of the same par value;

     (3) To consider and approve an amendment to the Company's 1995 Stock Plan to remove limitations on the aggregate number of options that may be granted to directors, and the maximum number of options that may be granted to any one person;

     (4) To ratify the selection of BDO Seidman, LLP as the Company's independent auditor for the year ended December 31, 1998 and any interim period, and

     (5) To conduct any other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 12, 1998 are entitled to notice of and to vote at the annual meeting and any adjournment(s) or postponement(s) thereof. Your proxy is important to assure a quorum at the meeting. Whether or not you plan to attend the annual meeting, please be sure that the enclosed proxy is properly completed, dated, signed, and returned without delay in the enclosed envelope.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              James A. Fish, President

---------------------------------------------------------------------
                     HANOVER GOLD COMPANY, INC.
---------------------------------------------------------------------
                           PROXY STATEMENT
                                 FOR
                   ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON MAY 5, 1998

    This  proxy  statement  is  furnished  in  connection  with   the
solicitation of proxies by the board of directors ("Board of Directors") of Hanover Gold Company, Inc. (the "Company") for the annual meeting of shareholders ("Annual Meeting") of the Company to be held on Tuesday, May 5, 1998 at 10:00 A. M. (PDT) and at any adjournment thereof. The meeting will be held at North 3303 Sullivan Road, Spokane, Washington. The approximate date the proxy materials were first mailed to shareholders was on or about April 7, 1998. The principal executive offices of the Company are located at 1000 Northwest Blvd, Suite 100, Coeur d'Alene, Idaho 83814.

                         PURPOSE OF MEETING
                         ------------------
   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the enclosed Notice of Annual Meeting of Shareholders. Each of the proposals is described in more detail in subsequent sections of this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATIONS
                    ------------------------------
   The Board of Directors of the Company has fixed the close of business on March 12, 1998 as the record date for the determination of holders of shares of outstanding capital stock entitled to notice of and to vote at the Annual Meeting. On March 12, 1998, there were outstanding 30,270,352 shares of common stock, ("Common Stock"), the holders of which will be entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of issued and outstanding shares of capital stock entitled to cast an aggregate of 15,135,177 votes at the Annual Meeting will constitute a quorum for the transaction of business.

   Directors, executive officers, and other affiliates of the Company beneficially hold 10,234,271 shares of Common Stock, or approximately 33.8% of the outstanding shares of common stock as of the record date. As a consequence, were all of such affiliates to vote to approve Item 2, Item 2 would require the affirmative vote of the holders of only 4,900,907 additional shares of Common Stock, or approximately 17.3% of the outstanding shares of Common Stock as of the record date.

   Proxies in the accompanying forms, which are properly completed, signed, dated, returned to the Company and not revoked will be voted in accordance with instructions given therein. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. Accordingly, if no choice is specified, proxies will be voted "FOR" Proposals 1, 2, 3, and 4 set forth in the accompanying forms of proxy.

   In addition to the election of directors, shareholders may vote "FOR", "AGAINST", or "ABSTAIN" from voting for Proposals 2, 3, and 4. Abstentions and broker non-votes (matters of a non-routine nature for which brokers holding shares in street name have received no instructions from their clients and, accordingly, do not vote) on Proposal 2 will have the effect of a negative vote since approval of the Plan of Recapitalization requires the affirmative vote of holders of a majority of the outstanding shares. Abstentions and broker non-votes are counted for purpose of determining the presence or absence of a quorum for the transaction of business. The Board of Directors encourages shareholders to exercise their right to vote rather than abstaining from voting. It is necessary that proxies be signed, dated, and returned for all such shares to be voted at the Annual Meeting.

   Each shareholder who executes the enclosed proxy may revoke it at any time prior to the Annual Meeting by delivering written notice to the Secretary of the Company or may if in attendance at the Meeting, after giving notice of revocation of such proxy to the Secretary, vote in person.
                      EXPENSES OF SOLICITATION
                      ------------------------
      The cost of soliciting proxies will be borne by the Company. These costs include those incurred in connection with the preparation and mailing of this Proxy Statement and related documents and any documents that may hereafter be provided as a supplement. The Company will supply proxies and Proxy Statements to brokers, fiduciaries, nominees, and custodians requesting such for distribution to beneficial owners and will reimburse such brokers, fiduciaries, nominees, and custodians their costs of distribution. The cost of soliciting proxies, including legal expenses and expenses incurred in connection with the preparation of this Proxy Statement, is estimated at $12,500.

  The Company's directors, officers, employees, and advisors, none of whom are employed for this purpose, may solicit proxies, without remuneration therefor, by mail, telephone, telegraph, or personal interview.
                  SECURITY OWNERSHIP OF MANAGEMENT
                   -------------------------------
   The following table sets out, as of March 12, 1998, the names of, and number of shares beneficially owned by, persons known to the Company to own more than 5% of the Company's Common Stock, and such of its directors and executive officers (including nominees to the Board of Directors), and all directors and officers as a group. As of that date there were 30,270,352 shares of Common Stock issued and outstanding and an additional 2,532,970 shares deemed outstanding.

  Name of Owner             Shares beneficially owned    Percent of
  -----------------------   --------------------------   -----------
  James A. Fish (F1),(F2)                  236,814           0.7%
  Neal A. Degerstrom (F1),(F3)           7,335,609          22.4%
  Karl E. Elers (F1)                             0           0.0%
  Fred R. Schmid (F4)                    3,372,092           9.2%
  Laurence Steinbaum (F1),(F5)             447,856           1.4%
  Robinson Bosworth III (F1),(F6)          534,351           1.6%
  Tim Babcock (F1)                               0           0.0%
  Frank Duval (F7)                             100           0.0%
  Hobart Teneff (F8)                     2,700,322           8.2%
  Hanson Industries (F9)                 1,837,189           5.6%
  All directors and executive officers
  as a group (6 persons) (F10)           8,554,730          26.1%

<F1> Director of the Company.
<F2>  Mr. Fish is Chairman, President, and Chief Executive Officer of
  the  Company.   The shares attributed to Mr. Fish  include  103,000
  shares acquired pursuant to the securities purchase agreement described in footnote 3, below. Such shares are also attributed to Neal A. Degerstrom in the foregoing table.
<F3>  The  forgoing  table attributes to Mr. Degerstrom  all  of  the shares of the Company purchased by Mr. Degerstrom and his permitted assigns pursuant to the securities purchase agreement between the Company and Mr. Degerstrom dated as of June 1, 1995, as amended. Although all shares purchased by Mr. Degerstrom and his assigns are shown in the table above as beneficially owned by Mr. Degerstrom, a
  Schedule 13D dated June 20, 1995, as amended through the date of the report, filed by Mr. Degerstrom and others states that 2,663,200 such shares were registered in Mr. Degerstrom's or his company's own name as of the date of the report, representing approximately 12.8% of the common stock deemed outstanding at such date. The Schedule 13D filed by Mr. Degerstrom and his permitted assigns also states that none of the persons identified as reporting persons in the Schedule 13D controls the voting or disposition of any shares of common stock of the Company other than those owned by each such person, and on this basis Mr. Degerstrom disclaims beneficial ownership of the shares owned by his assigns. On March 17, 1997, the Board of Directors granted Mr. Degerstrom three-year options to purchase up to 2,312,970 shares of common stock as consideration for his guaranty of certain obligations in connection with the Company's agreement to acquire Easton-Pacific and Riverside Mining Company ("Easton-Pacific"). Mr. Degerstrom subsequently assigned 1,541,978 of the options to two non-affiliates of the Company, each of whom agreed to severally guaranty one third of the amount Mr. Degerstrom pays pursuant to his guaranty with the Company. The options are exercisable by Mr. Degerstrom and the non-affiliate co-guarantors at the price of $1.25 per share. After giving effect to Mr. Degerstrom's 470,990 remaining options for shares of common stock, the 300,000 shares he acquired by partially exercising the option and the 564,620 shares he and his company acquired in exchange for Easton Pacific shares, the number of shares of common stock of the Company beneficially owned by Mr. Degerstrom at March 12, 1998 was 3,998,810 shares, or approximately 12.2% of the common stock deemed outstanding.
<F4>  Includes  425,000 shares issuable to Mr. Schmid  and  his  son,
  Stephen, pursuant to the Company's 1995 Stock Plan. In addition, members of Mr. Schmid's family beneficially own an additional
  2,489,136   shares,   which,  when  combined  with   Mr.   Schmid's
  shareholdings, represent approximately 9.2% of the outstanding common stock as of March 12, 1998. Mr. Schmid disclaims beneficial ownership of the shares owned by members of his family.
<F5>   Includes   125,000  shares  issuable  pursuant  to   presently
  exercisable options granted under the Company's 1995 Stock Plan and 5,000 shares owned beneficially and of record by Mr. Steinbaum's spouse.
<F6>  Includes  73,938  shares  owned by Mr.  Bosworth's  spouse  and
  134,433 shares owned by the Robinson Bosworth Jr. Family Trust.
<F7>  Frank  D. Duval has not been elected to office as an  executive officer or director of the Company, but by virtue of his activities in the name and on behalf of the Company may be deemed to be an affiliate of the Company.
<F8>  Includes  options  to acquire 470,990 shares  assigned  by  Mr.
  Degerstrom to Mr. Teneff and 671,000 shares acquired pursuant to the securities purchase agreement between the Company and Mr. Degerstrom. See footnote 3 above.
<F9>  Includes  options  to acquire 470,990 shares  assigned  by  Mr.
  Degerstrom to Hanson Industries, Inc. and 671,000 shares acquired pursuant to the securities purchase agreement between the Company and Mr. Degerstrom and 166,200 shares beneficially owned by Raymond A. Hanson, the President of Hanson Industries. See footnote 3 above.
<F10>     See foot notes 2,3, 5, and 6 above.

                  BOARD OF DIRECTORS AND COMMITTEES
                  ---------------------------------
  The Board of Directors held one regular and two special meetings in 1997, while the audit committee and compensation committee each held one meeting. No incumbent director attended fewer than 75% of the board meetings and committee meetings on which he served during the periods for which he served.

  Present members of the Company's compensation committee are Mr. Tim Babcock and Mr. Laurence Steinbaum. The compensation committee is charged with the responsibility of administering and interpreting the Company's stock option plan; it also recommends to the Board the compensation of employee-directors, approves the compensation of other executives and recommends policies dealing with compensation and personnel engagements. Present members of the Company's audit committee are Karl E. Elers, James A. Fish, and Robinson Bosworth
III. The audit committee reviews, in conjunction with the independent auditors, the general scope of audit coverage. Such review includes consideration of the Company's accounting practices, procedures and system of internal accounting controls. The audit committee also recommends to the Board the appointment of the Company's independent auditors engaged by the Company. The Company has no standing nominating committee, the functions customarily attributable to such committee being performed by the Board of Directors as a whole.

   There are no arrangements or understandings with any directors pursuant to which a director has been elected nor are there any family relationships among any directors or executive officers.

         COMPLIANCE WITH SECTION 16 (A) FILING REQUIREMENTS
         --------------------------------------------------
   To the Company's knowledge, the following persons failed to file timely reports with respect to reportable transactions during the year ended December 31, 1997, as required by Section 16 (a) of the Exchange Act:

     Reporting Person     Reports filed late   Number of Transactions
     ------------------   ------------------   ---------------------
     Neal A. Degerstrom   From 4               1
     Karl E. Elers        Form 4               1

                       Executive Compensation
                       ---------------------
    SUMMARY   COMPENSATION  TABLE.   The  following  table  discloses
compensation received by the Company's current and former president and chief executive officer for the years ended December 31, 1997,
1996, and 1995. No other executive officer's salary and bonus exceeded $100,000 in any of these years.

               ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
               -------------------------------             -----------------------------------------------
                                             Other         Dollar Value   Securities             All Other
Executive                                    Annual        of Restricted  Underlying    LTIP     Compen-
Officer           Year    Salary    Bonus    Compensation  Stock Awards   Options/SARS  Payouts  sation
-------------     ----    ------    -----    ------------  ------------   ------------  -------  ---------
JAMES A. FISH    1997    $90,000<F1>$ -0-      $   -0-     $    - 0 -    $   - 0 -      $ - 0 -  $  - 0 -
President and    1996     90,000    $ -0-      $   -0-     $    - 0 -    $   - 0 -      $ - 0 -  $  - 0 -
Chief Executive  1995      - 0 -    $ -0-      $   -0-     $    - 0 -    $   - 0 -      $ - 0 -  $  - 0 -
Officer

FRED R. SCHMID   1997     $- 0 -    $ -0-      $   -0-     $    - 0 -    $   - 0 -      $ - 0 -  $  - 0 -
Former President 1996      - 0 -    90,000<F2> $   -0-     $    - 0 -    $   - 0 -      $ - 0 -  $  - 0 -
and Chief Execu- 1995    137,435    $ -0-      $   -0-     $    - 0 -    $   - 0 -      $ - 0 -  $  - 0 -
tive Officer
___________________

<F1>  Mr.  Fish  succeeded Mr. Fred R. Schmid as president and  chief  executive officer of the Company effective March of 1996. Mr. Fish's annual salary is payable each month in the form of $3,750 in cash and $3,750 in restricted shares of common stock based on 60% of the average of the "closing" market prices of the common stock as reported on the NASDAQ SmallCap Market during the preceding calendar month.

<F2>  Consists  of compensation paid to Mr. Schmid pursuant to the  terms  of  a consulting agreement entered into in March of 1996. Such agreement terminated effective December 31, 1996.

    OVERALL COMPENSATION POLICY. Salary compensation of the Company's executive officers is determined by the Board of Directors and by a compensation committee of the Board, which is responsible for considering specific information and making recommendations to the full Board. The compensation committee is comprised of two outside directors appointed annually by the Company's Board of Directors and presently comprises Mr. Babcock and Mr. Steinbaum. In considering and recommending executive compensation, the compensation committee reviews factors such as individual executive compensation, corporate performance, stock price appreciation and the total return to stockholders. The committee also takes into consideration, executive compensation levels within a peer group of publicly-held North American gold-mining companies and, at least historically, the views of the Company's chief executive officer. Where appropriate, the compensation committee also considers other performance measures, such as increase in market share, safety, environmental awareness, and improvements in relations with the Company's stockholders, employees, the public, and government regulators.

   The objectives of the Company's total executive compensation package are to attract and retain the best possible executive talent, to provide an economic framework to motivate the
Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and stockholder interests through stock option plans, and to provide a compensation package that recognizes an executive's individual results and contributions to the Company's overall business objectives.

SALARY. The key elements of the Company's executive compensation consists of salary and incentive stock options. The compensation committee of the board recommends salary levels of officers and employee stock option awards.

   Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the market for executive talent, the latter of which provides a comparison of salaries for comparable positions at other gold mining companies. The salary levels of the chief executive officer and other executive officers of the Company for the following calendar year are generally set by the Board of Directors at its annual meeting or at a later special meeting. Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer. In evaluating the performance and setting the compensation of the chief executive officer and the other executive officers of the Company, the compensation committee and Board of Directors have traditionally maintained salary compensation at levels below those of other companies within the Company's peer group; in order to compensate for these lower salaries, the chief executive officer and other executive officers of the Company have historically been granted performance incentives in the form of incentive stock options.

CASH BONUSES. From time to time, the Board of Directors and the compensation committee may approve cash bonuses to executives and key employees, based on outstanding achievement in the performance of their respective duties. During 1994 the compensation committee recommended to the Board, and the board authorized and approved, the payment to Fred R. Schmid of a cash bonus of $150,000 for his services in raising the initial working capital and completing the 1993 public financing for the Company. No cash bonuses were awarded in 1997.

STOCK OPTIONS. The Company currently maintains one stock option plan, the 1995 Stock Plan. The Plan provides for the issuance of incentive stock options intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended ("the Code"), and non-qualified options under the Code. Key individuals of the Company including officers and directors who are also employees, are eligible to receive grants of options under the Plan. All options are exercisable at prices equivalent to the mean of the high and low sales prices of the common stock, as reported by the Nasdaq SmallCap Market as of the date of grant. As of the date of this report, options for 920,000 shares of common stock had been granted, and options for 3,080,000 additional shares were available for grant, under the 1995 Stock Plan. 250,000 of such options had been issued to Fred R. Schmid; these options are exercisable by Mr. Schmid at the price of $1.60 per share through the end of the year 2000. No other named executive officer has been granted an option pursuant to the 1995 Stock Plan as of the date of this report.

   The Company's 1995 Stock Plan is jointly administered by the compensation committee and the Board. The primary function of the compensation committee is to review and evaluate the fairness of the recommendations of management concerning proposed grants of options to directors and executive officers of the Company. The primary function of the Board in such matters is to consider the recommendations of the compensation committee and to authorize proposed grants of options to such persons.

  Stockholder approval of the 1995 Stock Plan was obtained at the
1996  special  meeting  of  shareholders  for  the  purposes   of
qualifying the Plan pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

OPTIONS  GRANTED  IN 1997.   Options totaling 120,000  shares  of
common stock were granted to three key employees during the year ended December 31, 1997. The options are exercisable at $0.37 per share through 2008.

OPTIONS EXERCISES AND OPTION VALUES. No options were exercised during the year ended December 31, 1997 by any named executive officer or director of the Company. At December 31, 1997 Nasdaq's quoted closing price for the Company's common stock was lower than the option exercise price for 800,000 of the shares for which options were granted.

----------------------------------------------------------------
                      PROPOSAL 1 - ELECTION
                          OF DIRECTORS
-----------------------------------------------------------------
  The Company's Board of Directors consists of six members all of whom have been nominated for election at the Annual Meeting. The names, ages, business experience, and positions of these director/nominees are set out below. All directors serve until the next annual meeting of the Company's stockholders or until their successors are elected and qualified. Executive officers of the Company are appointed by the Board of Directors.

   Unless authority to vote for election of directors (or for one or all nominees) is withheld in the manner provided in the accompanying proxies, the votes represented by such proxies will be cast for the election of the nominees set forth herein, or for one or more substitute nominees recommended by the Board of Directors in the event that, by reason of contingencies not presently known to the Board of Directors, one or all nominees should be withdrawn for election. The affirmative vote of a majority of the votes cast at the Annual Meeting by shareholders present in person or by proxy, is required for the election of such directors.

      Name                     Age     Position
      ---------------------    ----    -------------------------
      James A. Fish            67      Chairman, President, and
      CEO
      Neal A. Degerstrom       73      Director
      Tim Babcock              78      Director
      Karl E. Elers            59      Director
      Laurence Steinbaum       74      Director
      Robinson Bosworth III    56      Director

JAMES A. FISH. Mr. Fish was appointed a director of the Company in September of 1995, President in March of 1996, and Chairman and Chief Executive Officer in May of 1996. He is also Vice President and General Counsel for N. A. Degerstrom, Inc., positions he has held since September of 1987. Prior to that, he was in private law practice with the firm of Winston & Cashatt in Spokane from 1980 through 1987, and at the firm of Fish, Schultz & Tombari from 1962 through 1980. Mr. Fish was employed as superintendent at S&F Construction from 1955 through 1962. He received a Bachelor of Arts degree in geology from Berea College in Kentucky in 1952 and a law degree from Gonzaga University School of Law in 1962.

NEAL A. DEGERSTROM. Mr. Degerstrom was appointed a director of the Company in September of 1995. He is President of N. A. Degerstrom, Inc., Spokane, Washington, a privately-held company which has been engaged in railroad, heavy highway, bridge and dam construction, large open pit mining, and worldwide mineral exploration since 1904, and prior to that was the managing partner of N. A. Degerstrom Company, the predecessor in interest to N. A. Degerstrom, Inc. Mr. Degerstrom has been a member of the Advisory Board of the College of Engineering at Washington State University, president of the Spokane Chapter of Associated General Contractors, a member of the Society of Explosives Engineers and the Society of Mining Engineers, and a trustee of the Northwest Mining Association. He received a Civil Engineering degree from Washington State University in 1949.

ROBINSON BOSWORTH III. Mr. Bosworth has been a director of the Company since September 1997. He is also Managing Director and Advisory Director of Robert W Baird & Company, Inc. and has been the Head of the IMS Department for the same since 1971. Robert W. Baird & Co., Inc., is registered as an investment adviser under the Investment Advisers Act of 1940. Established in 1971, Baird Investment Management Services is a separate department of Baird providing portfolio management services on a fee basis to clients with substantial assets. Baird is an 80%-owned, indirect subsidiary of Northwestern Mutual Life Insurance Company (NML). Prior to 1971 Mr. Bosworth worked as a security analyst for Standard & Poor's Corporation and for Stein Roe & Farnham. He graduated cum laude with a Bachelors of Arts degree in Economics from Amhurst College in 1963 and with highest honors and an MBA from Amos Tuck School of Business Administration at Darthmouth in 1967.

KARL E. ELERS. Mr. Elers was appointed a director of the Company in September 1997 to fill a vacancy created by the resignation of Pierre Gousseland. Mr. Elers is also chairman of the board of directors of Battle Mountain Gold Company, a position he has held since 1990. He has been affiliated with Battle Mountain since 1987, and has served in a number of capacities, including president and chief executive officer. From 1985 to 1988, Mr. Elers was managing director of Western Ag-Minerals, and from 1962 to 1985 served in various capacities with Duval Corporation. He is currently a director of the National Mining Association and the SME Foundation of A.I.M.E. , and serves on the International Committee on Metals and the Environment and a number of international relations and civic boards. Mr. Elers is also a member of the American Institute of Mining, Metallurgical and Petroleum Engineers, and the Canadian Institute of Mining. In 1994 he was awarded the Order of Simon Bolivar by the President of the Republic of Bolivia for services to that nation.

TIM BABCOCK. Mr. Babcock was appointed a director of the company in September 1997 to fill a vacancy created by the resignation of Fred Owsley. Since 1986 Mr. Babcock has owned and operated a consulting firm providing consulting services to the mining industry, and from 1970 to 1980 he owned Capital City Television, Mineral Resources Development, and January Mining Company. From 1970 to 1974, Mr. Babcock served as Senior Executive Vice President of Occidental International Corporation, which was engaged primarily in the petroleum business world wide, and from 1960 to 1969, served as Governor of the State of Montana.

LAURENCE STEINBAUM. Mr. Steinbaum has been a director of the Company since December of 1994. From October 1990 through December 1994, he was co-chairman of the Company's Board of Advisors. Since 1986 he has been a private financier and owner/investor of several businesses, including restaurants, real estate, and oil and gas producing companies. Between 1960 and 1985, he was Executive Director of the Sommerset Hills School, a private school located in New Jersey for handicapped children, which he owns. From 1975 to 1980, he owned a major dredging company in Florida. He graduated from New York University in 1951 receiving a Bachelor of Science degree and completed courses toward a Masters Degree at New York University's School of Social Sciences.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE  FOR
PROPOSAL    1    TO   ELECT   THE   NOMINEES   TO   THE    BOARD.

-----------------------------------------------------------------
                    PROPOSAL 2 - TO CONSIDER
                           AND APPROVE
                   A PLAN OF RECAPITALIZATION
-----------------------------------------------------------------
   At the Annual Meeting the shareholders will be asked to consider and approve a plan of recapitalization (the "Recapitalization Plan") in which each issued and outstanding share of Common Stock would be exchanged in a tax-free transaction for one-fourth share of Common Stock of the same par value. Important information concerning the Recapitalization Plan is set forth below.

   PLAN OF RECAPITALIZATION. The Company has authorized capital stock of 50,000,000 shares, consisting of 48,000,000 shares of Common Stock ($0.0001 par value) and 2,000,000 shares of preferred stock ($0.001 par value) ("Preferred Stock"). As of March 12, 1998, the number of issued and outstanding shares of Common Stock was 30,270,352; no Preferred Stock was outstanding. Based upon the Company's best estimates, the number of issued and outstanding shares of Common Stock will be reduced from 30,270,352 to approximately 7,600,000 as a result of the Recapitalization Plan.

    After the effective date of the recapitalization (the "Effective Date"), each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into one fourth of a share of the Company's Common Stock, par value $0.0001 (the "New Common Stock"), subject to the treatment of fractional share interests as described below. No share certificates representing the New Common Stock will be issued to holders of Old Common Stock unless and until such certificates are surrendered to Company's transfer agent for transfer.

   From and after the Effective Date, certificates representing the Old Common Stock shall represent their corresponding proportionate number of recapitalized shares of Common Stock outstanding, subject to treatment of fractional interests as described below.

  No certificates representing fractional share interests will be issued. In lieu of any such fractional share interest, each holder of Old Common Stock, who would otherwise be entitled to receive a fractional share of New Common Stock, will be entitled to receive one whole share of Common Stock for such fractional interest. See Appendix A - Plan of Recapitalization.

    PURPOSE AND EFFECTS OF THE RECAPITALIZATION PLAN. The principal purpose of the Recapitalization Plan is to increase the marketability of the Company's Common Stock by increasing the trading price of Common Stock to levels more acceptable to investors and in keeping with Nasdaq guide lines. The Board of Directors believes that to achieve the Company's objectives it is essential that the Common Stock of the Company has better marketability and trades at a higher price. Under new criteria implemented by Nasdaq and approved by the SEC, all Nasdaq SmallCap Market tier companies are required to maintain a minimum bid price of $1.00 per share after February 23, 1998. The Company has been notified by Nasdaq that it is deemed to be non-compliant for having failed to maintain a bid price of $1.00 for its shares. If the Company is to regain compliance the bid price for its stock must, within 90 days from February 23, 1998, trade at or above $1.00 for 10 consecutive days. At the record date the minimum bid price for the Company's Stock was $0.50 per share.

   The Recapitalization Plan will not alter the number of authorized shares of Common Stock, currently 48,000,000 shares. Proportionate voting rights and other rights of stockholders will not be altered by the Recapitalization Plan. Fractional interests after the Effective Date will be rounded up to the next whole number. Shareholders owning fewer than four shares will receive one share of Common Stock after the Effective Date. The Company believes that there will be no material federal tax consequences to stockholders as a result of the Recapitalization Plan.

   The Board believes that a decrease in the number of shares of Common Stock outstanding, without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings, may increase the trading price of such shares to a price that would allow the Company to maintain its listing on the Nasdaq SmallCap Market, although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the recapitalization or that it will remain at such level.

   Additionally, the Board believes that the current per share price of the Company's Common Stock limits the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock usually represents a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from a recapitalization may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by adoption of the Recapitalization Plan.

   The par value of the Common Stock will remain at $0.0001 following the recapitalization, and the number of shares of Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The exercise price of outstanding stock options would be adjusted accordingly upon the effectiveness of the Recapitalization.

     FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED RECAPITALIZATION PLAN. The following discussion describes certain federal income tax consequences of the adoption of the
Recapitalization  Plan to stockholders of  the  Company  who  are citizens or residents of the United States, and who are not dealers with respect to the Common Stock. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to his acquisition and ownership of the Common Stock. Thus the Company makes no representations or warranties concerning the tax consequences for any of its stockholders and recommends that each stockholder consult with his tax advisor concerning the tax consequences (including federal, state, local and foreign income or other tax consequences) of the recapitalization. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the recapitalization. However, the Company believes that the Recapitalization Plan is considered a "recapitalization" for purposes of Section 368(a)(1)(E) of the Code, which should have the following federal income tax consequences for the stockholders and the Company:

  1. A stockholder will not recognize gain or loss with respect to the New Common Stock. The adjusted basis and holding period of the shares of New Common Stock will be the same as the adjusted basis and holding period of the Old Common Stock.

  2. The Company will not recognize any gain or loss as a result of the recapitalization.

  VOTE REQUIRED FOR APPROVAL. The affirmative vote of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the Annual Meeting, is required to approve this proposal. Consequently, any shares not voted (whether by abstention or broker non-votes) have the same effect as votes against Proposal 2. Unless otherwise instructed the proxies will be voted "FOR" approval of the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
PROPOSAL 2.

-----------------------------------------------------------------
                    PROPOSAL 3 - TO CONSIDER
                    AND APPROVE AN AMENDMENT
                TO THE COMPANY'S 1995 STOCK PLAN
-----------------------------------------------------------------
  At the Annual Meeting the shareholders will be asked to consider and approve an amendment to the Company's 1995 Stock Plan (the "Plan") to remove limitations on the aggregate number of options that may be granted to directors. Important information concerning the Plan and the proposed amendment is set forth below.

   GENERAL. The Plan was adopted by the Board of Directors on May
17, 1995 and provides for the issuance of incentive stock options intended to qualify under Section 422A of the Code, and options that are not qualified under the Code.

   Key individuals, including officers and directors who are also employees, are eligible to receive grants of options under the
Plan. All options are exercisable at prices equivalent to the mean of the high and low sales prices of the Common Stock, as reported by the Nasdaq SmallCap Market as of the date of grant. The Plan is jointly administered by the compensation committee of the Board of Directors, presently comprised of directors Steinbaum and Babcock, and by the Board of Directors. The primary function of the committee is to review and evaluate the fairness of the recommendations of the compensation committee and to authorize proposed grants of options to such persons. Stockholder approval of the Plan was obtained at the 1996 special meeting of shareholders for the purpose of qualifying the Plan pursuant to Rule 16b-3 promulgated under the Exchange Act.

  The Plan authorizes the grant of options for the purchase of up to 4,000,000 shares of Common Stock, of which no more than 800,000 can be granted to directors of the Company and no more than 250,000 can be granted to any one individual. As of the date of this Proxy Statement, options for 920,000 shares of Common Stock had been granted, and options for 3,080,000 additional shares were available for grant under the Plan; all 800,000 options authorized for grant to the directors had been granted as of 1995, when the Plan was first adopted.

   THE PROPOSED AMENDMENT. The proposed amendment to the Plan eliminates the limitation on the number of options that may be granted to directors of the Company, and the limitation on the number of options that may be granted to any one individual, thereby making additional options available for grant. Specifically, Section 4.1 of the Plan is amended to read in its entirety as follows:

         "Number: The total number of shares of Stock subject to issuance under the Plan shall not exceed 4,000,000 (1,000,000 shares if the recapitalization proposal specified in Item 2 of this Proxy Statement is approved). The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose. The number of shares of Stock referred to herein shall be subject to adjustment upon occurrence of any of the events indicated in Subsection 4.5."

   The proposed amendment does not increase the overall number of options  that may be granted under the Plan. That number  remains
at   4,000,000   (1,000,000  if  the  recapitalization   proposal
discussed elsewhere in the Proxy Statement is approved).

   THE PURPOSE OF THE PROPOSED AMENDMENT. The purpose of the proposed amendment is to give the compensation committee and the Board of Directors the means and flexibility to grant options to key individuals, including directors, whose contributions to the success of the Company merit reward. This is especially necessary, in the Board's judgement, now that the Company has consolidated its holdings in the Virginia City Mining District and is moving forward with additional exploration and other work with a view toward eventually putting the holdings into production. Like other junior mining companies, the Company historically has not had the cash resources to compensate its directors, executive officers and key employees at levels commensurate with their experience and contributions, as a consequence of which it has had to rely on equity-based compensation, such as options, to attract and retain these people.

    The Company has particularly relied on equity-based compensation in the case of its directors, none of whom are otherwise compensated for their services as directors. Of the six directors who currently serve the Company, only one was also a director in 1995 when all of the 800,000 options available under the Plan for grant to directors were granted. None of the five directors who have held office since 1995 have been granted any options under the Plan, and none can be granted options unless and until the limitations contained in the Plan are removed by the proposed amendment. As of the date of this Proxy Statement, neither the compensation committee nor the Board of Directors have determined which directors will be granted options or in what amount.

   EFFECT OF THE RECAPITALIZATION PROPOSAL. If the plan of recapitalization specified in Item 2 of this Proxy Statement is approved, options that have been granted under the Plan and that remain available for future grant will be reduced by a factor of 75%. For example, the number of options authorized under the Plan will be reduced from 4,000,000 to 1,000,000, the number of options granted will be reduced from 920,000 to 230,000 and the number of options available for grant will be reduced from 3,080,000 to 770,000.

  Approval of this Item 3 to amend the Plan is not conditioned on the approval of the recapitalization proposal set forth as Item
2.

   The Board of Directors recommends a vote FOR adoption of amendments to the 1995 Stock Plan in Proposal 3.

-----------------------------------------------------------------
                    PROPOSAL 4 - RATIFICATION
                     OF INDEPENDENT AUDITOR
-----------------------------------------------------------------
   The firm of BDO Seidman, LLP, independent certified public accountants, has been selected by the Board of Directors to serve as the independent auditor of the Company for the year ended December 31, 1998 and any interim period. The firm is experienced in auditing and advising public companies and has served as the Company's auditor since 1996. Representatives of the firm of BDO Seidman, LLP will be present at the Annual Meeting to respond to questions of the shareholders.

   Ratification by the Company's shareholders of the independent auditor is not required under the Delaware General Corporation Law. The Board of Directors believes that the selection of an auditor is an important matter, however, and that the Company's shareholders are entitled to approve or disapprove the Board's choice of auditor through ratification. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present at the Annual Meeting, in person or by proxy, is required to ratify the selection of an auditor. If the Board of Directors' selection is not ratified, the Board will determine whether the auditor should be replaced.

         The Board of Directors recommends a vote FOR the ratification of BDO Seidman, LLP as the Company's independent
Auditor.

-----------------------------------------------------------------
                           CONCLUSION
-----------------------------------------------------------------
  It is important that proxies be returned promptly. Shareholders are asked to vote, sign, date, and promptly return the proxy in the enclosed self-addressed envelope.

   The Board of Directors knows of no other matters, which may be presented for shareholder action at the Annual Meeting. If other matters do properly come before the Meeting, the persons named in the proxies will use their discretion to vote according to their best judgement.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ James A. Fish
                              ------------------------
                              James A. Fish, President